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                               SERVICES AGREEMENT


                  SERVICES AGREEMENT dated as of September    , 1999 between
HomeServices.Com Inc. (the "Company") and MidAmerican Energy Holdings Company (the "MidAmerican Holdings").

                  WHEREAS, the Company and MidAmerican Holdings desire that MidAmerican Holdings assume and perform the Services (as defined below).

                  NOW THEREFORE, MidAmerican Holdings and the Company hereby agree as follows:

                  1.       Defined Terms.

                           "Commencement Date" shall mean the first date after
the consummation of the Initial Public Offering.

                           "Losses" shall have the meaning given to it in
Section 6 of this Agreement.

                           "Material Adverse Effect" shall mean, with respect
to any person, any loss or interference that could, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of such person and its subsidiaries, taken as a whole.

                           "person" shall mean an individual, partnership,
corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                           "Services" shall have the meaning given to it in
Section 3 of this Agreement.

                           "Termination Date" shall mean the earlier of (a) the
180th day following notice provided to the Company by MidAmerican Holdings that MidAmerican Holdings is no longer a holder of at least 5% of the Common Stock of the Company and (b) the date both parties mutually agree that this Agreement is terminated.


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                  2.       Retention.

                           (a)   The Company hereby retains MidAmerican
Holdings to provide Services to the Company beginning on the Commencement Date.

                           (b) MidAmerican Holdings hereby agrees that it shall
provide Services to the Company until the Termination Date.

                  3.       Duties and Rights of MidAmerican Holdings.

                           (a)   Beginning on the Commencement Date and until
the Termination Date, MidAmerican Holdings shall provide management, advisory, financial, accounting, legal, employee benefit plan and insurance administration and other services (the "Services"), as mutually agreed upon between the Company and MidAmerican Holdings, for the benefit of the Company.

                           (b)   To the extent necessary or appropriate to
perform any of the Services, MidAmerican Holdings shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Company with respect to Services.

                           (c)   Notwithstanding any other provision of this
Agreement, MidAmerican Holdings need not make available any service agreed to be provided herein to the extent doing so would unreasonably and materially interfere with the use of or access to any personnel, equipment, office space or facility by MidAmerican Holdings or otherwise cause an unreasonable burden to MidAmerican Holdings.

                  4.       Compensation and Reimbursement.

                           (a)   Beginning on the Commencement Date and until
the Termination Date, the Company shall pay to MidAmerican Holdings monthly, ten days following the end of each month, a fee in an amount equal to $50,000.

                           (b)   In addition, the Company shall reimburse
MidAmerican Holdings for all reasonable employee and out-of-pocket costs and expenses(including, without limitation, payments made to third parties) incurred by MidAmerican Holdings in connection with providing the Services to the Company. MidAmerican Holdings shall provide the Company with a detailed invoice which invoice or a schedule thereto sets forth in reasonable detail on an itemized basis the out-of-pocket costs and expenses to be reimbursed by the Company pursuant to this Section 4(b). Payment shall be due within [ _______ ] days following the receipt of each such invoice. Invoices may be provided on a monthly or quarterly basis.

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                           (c)   It is expressly agreed that the out-of-pocket
costs and expenses that are to be reimbursed by the Company pursuant to
Section 4(b) shall not include any mark-up or profit factor for MidAmerican Holdings but shall include all indirect costs and an appropriate allocation for overhead costs associated with performing the Services.

                  5. Nonliability of Advisor. MidAmerican Holdings shall perform on behalf of the Company only the duties that have been specifically delegated to MidAmerican Holdings in this Agreement and MidAmerican Holdings shall have no implied covenants or obligations to perform any other duties under this Agreement. MidAmerican Holdings shall not be responsible for any losses, liabilities, damages, claims or expenses (collectively, the "Losses") incurred by the Company arising from any acts or omissions by MidAmerican Holdings in connection with the performance of its duties under this Agreement other than Losses resulting solely from its gross negligence or willful misconduct.

                  6. Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective
(a) upon hand delivery or delivery by telex (with correct answerback received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company, to:

                  HomeServices.Com Inc.
                  6800 France Avenue South, Suite 600
                  Edina, Minnesota 55435
                  Attn: Ronald Peltier
                  Telecopy: (612) 928-5900

                  If to MidAmerican Holdings, to:

                  MidAmerican Energy Holdings Company
                  306 South 36th Street, Suite 400
                  Omaha, Nebraska  68131
                  Attn:  Senior Vice President, Mergers and Acquisitions
                  Telecopy: (402) 341-4500


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Either party hereto may from time to time change its address for notices under this Section 6 by giving at least 10 days' notice of such changes to the other party hereto.

                  7. Section Headings. The section headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  8. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  10. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, endorsees, transferees and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Further, it is expressly agreed that any of the Services to be provided by MidAmerican Holdings may be provided to the Company by any subsidiary of MidAmerican Holdings (other than the Company or its subsidiaries) and in such case, such subsidiary of MidAmerican Holdings shall be entitled to the same rights, benefits and remedies hereunder as MidAmerican Holdings.

                  11. Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  12. Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


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                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       HOMESERVICES.COM INC.



                                       By: _______________________________
                                           Name:  Ronald J. Peltier
                                           Title:  President


                                       MIDAMERICAN ENERGY HOLDINGS COMPANY



                                       By: _______________________________
                                           Name:  Steven A. McArthur
                                           Title:  Senior Vice President


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